UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2009

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2009, TCF Financial Corporation (the “Company” or “TCF”) entered into a Letter Agreement with certain of its executive officers terminating their employment agreements and/or change in control agreements with TCF (collectively, the “Agreements”) effective December 14, 2009.  The form of Letter Agreement is attached hereto as Exhibit 10(b)-15 and is incorporated herein by reference.  In consideration for terminating the Agreements, an independent sub-committee of the Compensation Committee (the “Committee”) of the Board of Directors of TCF (the “Board”) approved awards of restricted stock (the “Agreement Termination Awards”) to executives including the following named executive officers:  Neil W. Brown, (President, Chief Operating Officer) - 7,553 shares, Gregory J. Pulles (Vice Chairman and Secretary) - 15,106 shares and Thomas F. Jasper, Chief Financial Officer - 15,106 shares.  The form of Agreement Termination Award is attached hereto as Exhibit 10(b)-16 and is incorporated herein by reference.  These awards are performance-based within the meaning of Internal Revenue Code section 162(m) and were made under the TCF Financial Incentive Stock Program (the “Plan”).  The award vests over three years based on achievement of the Return on Equity (“ROE”) goals provided in the Agreement Termination Award Agreement. Dividends will not be paid prior to vesting of the Agreement Termination Awards.  The Agreement Termination Awards immediately vest upon a change in control (as defined therein).

On December 14, 2009, the Committee approved discretionary cash bonuses for executive officers, including named executive officers in the following amounts:  William A. Cooper, Chief Executive Officer, - $975,000, Mr. Brown - $150,000, Mr. Pulles - $200,000, and Mr. Jasper - $150,000.  The Committee also approved awards of restricted stock (“Year 2010 Restricted Stock Awards”) to the following named executive officers:  Mr. Brown - 11,329 shares, Mr. Pulles - 7,553 shares and Mr. Jasper - 11,329 shares.  The form of Year 2010 Restricted Stock Award is attached hereto as Exhibit 10(b)-17 and is incorporated herein by reference.  The Year 2010 Restricted Stock Awards are performance-based within the meaning of Internal Revenue Code Section 162(m) and were made under the Plan.   The award vests over three years based on achievement of the ROE goals provided in the Year 2010 Restricted Stock Award Agreement.  Dividends will be paid on the Year 2010 Restricted Stock Awards prior to vesting.  The Year 2010 Restricted Stock Awards immediately vest upon a change in control (as defined therein).  In addition, the Committee approved an increase in Mr. Jasper’s annual base salary due to increased responsibilities from $250,000 to $350,000 beginning on January 1, 2010.

The TCF 2010 Management Incentive Plan (“MIP”) was also approved by the Committee on December 14, 2009 pursuant to the TCF Performance-Based Compensation Policy for Covered Executive Officers.  Under the MIP, if the Company achieves an ROE for 2010 in excess of the mean for its Peer Group, the executive would earn a cash bonus of 100% of his base compensation, subject to the discretion of the Compensation Committee of the Board to reduce the size of the award to reflect the executive’s performance.  This is a change from the Company’s prior practice under which executives were eligible for a bonus of 200% of base compensation.  Cash bonuses paid under the MIP are intended to be performance-based within the meaning of Section 162(m).  A copy of the form of the MIP is attached hereto as exhibit 10(o) and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10(b)-15	Form of Letter Agreement entered effective December 14, 2009.

10(b)-16	Form of Agreement Termination Award Agreement effective December 14, 2009.

10(b)-17	Form of 2010 Restricted Stock Award Agreement effective December 14, 2009.

10(o)	Form of 2010 Management Incentive Plan effective January 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper,
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President,
Controller and Assistant Treasurer
(Principal Accounting Officer)

Dated:    December 18, 2009

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